EXHIBIT 10(B)(I)

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, by and between Colonial Commercial Corp., New York corporation, with its principal office at 3601 Hempstead Turnpike, Ste 121-I, Levittown, New York 11756-1315 (the "Company") and James W. Stewart, residing at 47 Richie Court, St. James, New York 11780 (the "Employee") made as of this 15th day of September, 2000.

         This is the first amendment for the above captioned employment agreement dated as of January 1, 2000.

         FIRST: The following section 3.07 Life Insurance shall be added to the end of Article III.

         3.07 Life Insurance. Employee has obtained a life insurance policy from Security Mutual life Insurance Co., Policy #001260981 in the face amount of $250,000. The Company shall reimburse the Employee for premiums that he pays for this policy during the term of this employment agreement, upon satisfactory evidence of such payments.

         SECOND: Section 4.01(b)(ii) of Article IV shall be deleted in its entirety.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

                                            COLONIAL COMMERCIAL CORP.

                                             By: /s/ Bernard Korn
                                                 -----------------
                                                 Title

                                                 /s/ James W. Stewart
                                                 --------------------
                                                 (Employee)